Perrigo Company
Nonqualified Deferred Compensation Plan

As Amended and Restated Effective January 1, 2021

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TABLE OF CONTENTS

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PERRIGO COMPANY
2005 NONQUALIFIED DEFERRED COMPENSATION PLAN
As Amended and Restated Effective January 1, 2021

Purpose
The purpose of this Plan is to provide specified benefits to a select group of management or highly compensated Employees who contribute materially to the continued growth, development and future business success of Perrigo Company, a Michigan corporation, and its related entities, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.
    This Plan was established effective January 1, 2005 to be a replacement for the L. Perrigo Company Deferred Compensation Plan, effective July 1, 2001, which was frozen to new deferrals effective December 31, 2004 due to the enactment of the American Jobs Creation Act of 2004, and is intended to satisfy the requirements of Code Section 409A, and applicable guidance issued thereunder. The Plan was previously amended and restated effective as of January 1, 2007. The following provisions constitute an amendment and restatement of the Plan effective January 1, 2021.
ARTICLE 1
Definitions
For the purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:
1.1    “Account Balance” shall mean, with respect to a Participant, a credit on the records of the Employer equal to the sum of (i) the Deferral Account balance, (ii) the Company Contribution Account balance, (iii) the Company Matching Account balance, and (iv) the Company Profit Sharing Account balance. The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.
1.2    “Affiliate” means any entity that is treated as being under common control with the Company under Code Sections 414(b) and (c).
1.3    “Annual Bonus” shall mean any compensation, in addition to Base Annual Salary, payable to a Participant as an Employee during any applicable Plan Year under any Employer’s annual bonus and cash incentive plans, excluding stock options and amounts includible in income upon the vesting of restricted stock and service and performance-based restricted stock units.
1.4    “Annual Company Contribution Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.4.
1.5    “Annual Company Matching Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.5.
1.6    “Annual Deferral Amount” shall mean that portion of a Participant's Base Annual Salary, Annual Bonus and Directors Fees that a Participant elects to have and is deferred in accordance with Article 3, for any one Plan Year.

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1.7    “Annual Installment Method” shall be an annual installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows: the vested Account Balance of the Participant shall be calculated as of the close of business on the last business day of the year. The annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one and the denominator of which is the remaining number of annual payments due the Participant. By way of example, if the Participant elects a ten (10) year Annual Installment Method, the first payment shall be 1/10 of the vested Account Balance, calculated as described in this definition. The following year, the payment shall be 1/9 of the vested Account Balance, calculated as described in this definition. Except as otherwise provided in Section 5.2, each annual installment shall be paid no later than sixty (60) days after the last business day of the applicable year.
1.8    “Annual Profit Sharing Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.6.
1.9    “Base Annual Salary” shall mean the annual cash compensation paid to a Participant during any calendar year relating to services performed for any Employer, excluding bonuses, commissions, fringe benefits, stock options, restricted stock, service and performance-based restricted stock units, relocation expenses, incentive payments, non-monetary awards, directors fees and other fees, and automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee’s gross income). Base Annual Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non qualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant's gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Employee.
1.10    “Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 8, that are entitled to receive benefits under this Plan upon the death of a Participant.
1.11    “Beneficiary Designation Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.
1.12    “Board” shall mean the board of directors of the Company.
1.13    “Change in Control” shall mean the date on which (i) any Person (as that term is defined in Section 2(2) of the Securities Act of 1933 and Section 13(d) of the Securities Exchange Act of 1934, as amended from time to time) acquires or otherwise becomes the owner of voting stock of the Company which, together with all other voting stock of the Company, as applicable, then owned or controlled by such Person, represents more than fifty percent (50%) of the then issued and outstanding voting stock of the Company, or (ii) a majority of the Company’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Company’s directors prior to the date of the appointment or election. The foregoing definition of Change in Control shall be construed and interpreted consistent with Section 409A of the Code.

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1.14    “Claimant” shall have the meaning set forth in Section 13.1.
1.15    “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, and any applicable IRS regulations promulgated thereunder and any successor thereto. References to any section of the Code include reference to any comparable or succeeding provisions or regulations that amend, supplement, or replace the section.
1.16    “Committee” shall mean the committee described in Article 11. To the extent that the Committee delegates any of its duties or responsibilities in accordance with Article 11, references in the Plan to the “Committee” shall be deemed to refer to such delegate.
1.17    “Company” shall mean Perrigo Company, a Michigan corporation, and any successor to all or substantially all of the Company’s assets or business.
1.18    “Company Contribution Account” shall mean (i) the sum of the Participant’s Annual Company Contribution Amounts, plus (ii) amounts credited or debited in accordance with all the applicable crediting and debiting provisions of this Plan that relate to the Participant’s Company Contribution Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Contribution Account.
1.19    “Company Matching Account” shall mean (i) the sum of all of a Participant's Annual Company Matching Amounts, plus (ii) amounts credited in accordance with all the applicable crediting and debiting provisions of this Plan that relate to the Participant’s Company Matching Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Matching Account.
1.20    “Company Profit Sharing Account” shall mean (i) the sum of all of a Participant's Annual Profit Sharing Amounts, plus (ii) amounts credited in accordance with all the applicable crediting and debiting provisions of this Plan that relate to the Participant’s Company Profit Sharing Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Profit Sharing Account.
1.21    “Deduction Limitation” shall mean the following described limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan. Except as otherwise provided, this limitation shall be applied to any portion of a distribution from the Plan that is a “grandfathered amount” (as defined in Proposed Treasury Regulation § 1.162-33(g) or in subsequent IRS guidance describing what constitutes a grandfathered amount for purposes of Code Section 162(m)) at the time it would be paid. If an Employer determines that any distribution of a grandfathered amount to be paid to a Participant would not be deductible by the Employer solely by reason of the limitations under Code Section 162(m), then, to the extent permitted under Code Section 409A, the Employer shall defer all or the portion of such distribution that is not deductible. Any amounts deferred pursuant to this limitation shall continue to be credited/debited with additional amounts in accordance with Section 3.9 below, even if such amount is being paid out in installments. The amounts so deferred and amounts credited thereon shall be distributed to the Participant in the Company’s first taxable year in which the Company reasonably anticipates such amount shall be not be subject to the Deduction Limit or on the earliest of (i) the effective date of a Change in Control, or (ii) during the period

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beginning on the Participant’s Termination of Employment and ending on the later of the last day of the Company’s taxable year in which the Participant’s Termination of Employment occurs or the date which is 2-1/2 months after the Participant’s Termination of Employment. Notwithstanding anything to the contrary in this Plan, the Deduction Limitation shall not apply to any distributions made after a Change in Control or to the distribution of non-grandfathered amounts.
1.22    “Deferral Account” shall mean (i) the sum of all of a Participant's Annual Deferral Amounts, plus (ii) amounts credited in accordance with all the applicable crediting and debiting provisions of this Plan that relate to the Participant’s Deferral Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.
1.23    “Director” shall mean any member of the board of directors of any Employer.
1.24    “Directors Fees” shall mean the annual fees paid by any Employer, including retainer fees and meetings fees, as compensation for serving on the board of directors.
1.25    “Disability” shall mean, for claims involving disability determinations filed after April 1, 2018, (i) the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving disability benefits under the Participant’s Employer’s long-term disability plan for a period of not less than three months and evidence thereof has been furnished to the Committee, or (ii) the Participant is determined to be totally disabled by the Social Security Administration and evidence of such determination has been furnished to the Committee.
1.26    “Disability Benefit” shall mean the benefit set forth in Article 7.
1.27    “Election Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.
1.28    “Employee” shall mean a person who is an employee of any Employer.
1.29    “Employer(s)” shall mean the Company and its Affiliates (now in existence or hereafter formed or acquired), that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.
1.30    “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.
1.31    “401(k) Plan” shall mean the Perrigo Company Profit-Sharing and Investment Plan, as amended from time to time.
1.32    “Participant” shall mean any Employee who is paid through a United States payroll (i) who is selected to participate in the Plan, (ii) who commences participation in the Plan, and (iii) whose participation in the Plan has not been terminated. In addition, where appropriate, Participant shall also mean a former Employee or Director with an Account Balance under the Plan. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an Account Balance under the Plan, even if he or she has

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an interest in the Participant's benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.
1.33    “Plan” shall mean the Perrigo Company Nonqualified Deferred Compensation Plan, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.
1.34    “Plan Agreement” shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant and the Participant’s Employer shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Employer shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement. The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Employer and the Participant.
1.35    “Plan Year” shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.
1.36    “Short-Term Payout” shall mean the payout set forth in Section 4.1.
1.37    “Survivor Benefit” shall mean the benefit set forth in Article 6.
1.38    “Termination Account” shall mean the bookkeeping account(s) maintained by the Employer for the benefit of a Participant to record the Participant’s Termination Benefit. A Participant’s Termination Account is made up of some or all of the following accounts that are maintained in the name of the Participant, as applicable:
(a)    “Termination Account No. 1” that will reflect the Participant’s Account Balance, excluding (i) the portion of the Deferral Account balance that the Participant elects to receive as a Short-Term Payout in accordance with Section 4.1 and (ii) the portion of the Account Balance attributable to contributions credited on or after January 1, 2019 that the Participant elects on an Election Form to allocate to Termination Account No. 2. A Participant’s election to allocate contributions to Termination Account No. 1 shall apply to all subsequent Plan Years until revoked or altered in accordance with the terms of the Plan (an “evergreen election”); provided, however, that if the allocation of an Annual Deferral Amount would not be permitted by the terms of the Plan (for example, if the Participant elected to receive a portion of the Annual Deferral Amount as a Short-Term Payout but the Plan Year designated by the Participant for this purpose was less than three (3) Plan Years after the Plan Year in which the Annual Deferral Amount would be deferred), then 100% of the Participant’s Annual Deferral Amount shall be allocated to Termination Account No. 1.
(b)    “Termination Account No. 2” that will reflect the portion of the Participant’s Account Balance attributable to contributions credited on or after January 1, 2019 that the Participant elects on an Election Form to allocate to Termination Account No. 2. A Participant’s election to allocate contributions to Termination Account

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No. 2 shall apply to all subsequent Plan Years until revoked or altered in accordance with the terms of the Plan (an “evergreen election”); provided, however, that if the allocation of an Annual Deferral Amount would not be permitted by the terms of the Plan (for example, if the Participant elected to receive a portion of the Annual Deferral Amount as a Short-Term Payout but the Plan Year designated by the Participant for this purpose was less than three (3) Plan Years after the Plan Year in which the Annual Deferral Amount would be deferred), then 100% of the Participant’s Annual Deferral Amount shall be allocated to Termination Account No. 1.
1.39    “Termination Benefit” shall mean the benefit set forth in Article 5.
1.40    “Termination of Employment” shall mean the severing of employment with all Employers and Affiliates (whether or not the Affiliate has adopted the Plan), or service as a director of all Employers and Affiliates (whether or not the Affiliate has adopted the Plan), voluntarily or involuntarily, for any reason. A Participant on a bona fide authorized leave of absence shall not be deemed to have a Termination of Employment provided that such leave does not exceed six months or, if longer, so long as the Participant’s right to reemployment with the Employer is provided either by statute or by contract. If the period of leave exceeds six months, and the Participant’s right to reemployment is not provided either by statute or by contract, the Participant shall be deemed to have a Termination of Employment on the first date immediately following such six month period; provided, however, that if the leave of absence is due to a medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than six months, where such impairment causes the Participant to be unable to perform the duties of his or her position of employment or any substantially similar position of employment, the period of leave may be extended by the Employer for up to 29 months without causing a Termination of Employment. Whether a Participant has incurred a Termination of Employment shall be determined consistent with Code Section 409A and applicable regulations and other guidance issued thereunder
1.41    “Trust” shall mean one or more trusts, if any, established by the Employer to assist the Employer in meeting it obligations under the Plan in accordance with Section 14.1.
1.42     “Unforeseeable Financial Emergency” shall mean a severe financial hardship of the Participant or Beneficiary resulting from an illness or accident of the Participant or Beneficiary or such person’s spouse or dependent (as defined in section 152(a) of the Code), loss of the Participant’s or Beneficiary’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster), or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or Beneficiary, all as determined in the sole discretion of the Committee. Events constituting an Unforeseeable Financial Emergency may include the imminent foreclosure of or evection from the Participant’s or Beneficiary’s primary residence, the need to pay for medical expenses, and the need to pay for funeral expenses of a spouse or a dependent. The payment of college tuition and the purchase of a home are not Unforeseeable Financial Emergencies.

ARTICLE 2
Selection, Enrollment, Eligibility

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2.1    Selection by Committee. Participation in the Plan shall be limited to a select group of management and highly compensated Employees of the Employers, as determined by the Committee in its sole discretion. From that group, the Committee shall select, in its sole discretion, the Employees or classes of Employees to participate in the Plan. The Committee may, in its sole discretion, provide that an Employee or class of Employees may not make voluntary deferrals under the Plan, in which case, such Employee or class of Employees shall only be eligible for the Annual Profit Sharing Amount and Annual Company Contribution Amount, if applicable.
2.2    Enrollment Requirements. As a condition to participation in the Annual Deferral Amount and Annual Company Matching Amount portions of the Plan, each selected Employee shall complete, execute and return to the Committee a Plan Agreement and an Election Form within thirty (30) days after he or she becomes eligible to participate in the Plan. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary, which may include a requirement that each newly eligible Employee enroll in the Plan within a shorter timeframe than the thirty (30) day period specified in the preceding sentence. Plan Agreements and Election Forms may be completed and/or signed using such online systems and other electronic means as the Committee from time to time may designate for such purpose. Participation in the Annual Profit Sharing Amount and Annual Company Contribution Amount portions of the Plan is automatic and does not require a Participant’s election to participate.
2.3    Eligibility; Commencement of Participation. Provided an Employee selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period set forth in Section 2.2, that Employee shall commence participation in the Plan on the first day of the month following the month in which the Employee completes all enrollment requirements. If an Employee fails to meet all such requirements within the period required, in accordance with Section 2.2, that Employee shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Committee of the required documents.
2.4    Termination of Participation and/or Deferrals. If the Committee determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Committee shall have the right, in its sole discretion, to  prevent the Participant from making future deferral elections and to take such other action as it deems necessary or appropriate, which may include segregation of the Participant’s Account from the Plan or termination of participation in the Plan.
ARTICLE 3
Deferral Commitments/ Company Contribution/Company Matching/Profit Sharing/Vesting/Crediting/Taxes
3.1    Deferral Amount. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Annual Salary and/or Annual Bonus up to the following maximum percentages for each deferral elected:

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Deferral	Maximum Amount
Base Annual Salary	80%
Annual Bonus	100%

    Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, the maximum Annual Deferral Amount, with respect to Base Annual Salary and Annual Bonus shall be limited to the amount of compensation not yet earned by the Participant as of the date the Participant submits a Plan Agreement and Election Form to the Committee for acceptance.

3.2    Election to Defer; Effect of Election Form.
(a)    First Plan Year. In connection with a Participant's commencement of participation in the Plan, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan. If the Participant first becomes eligible for the Plan on other than the first day of a Plan Year, the Participant may make a deferral election for the Plan Year within the 30 day period after the date the Participant becomes eligible for the Plan. For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Committee (in accordance with Section 2.2 above) and accepted by the Committee.
(b)    Subsequent Plan Years. A Participant’s deferral election shall apply to all subsequent Plan Years until revoked or altered in accordance with the terms of the Plan (an “evergreen election”); provided, however, that the Participant’s election shall become irrevocable as of each December 31 for Base Annual Salary or Annual Bonus payable for services to be rendered in the Plan Year immediately following such December 31.
(c)    Special Election for Section 409A Performance Based Bonuses. Notwithstanding subsection (b) above, if the Committee determines that an Annual Bonus eligible for deferral satisfies the requirements of “performance based compensation” within the meaning of Code Section 409A, any election to defer such Annual Bonus must be made no later than the date which is six months prior to the end of the performance period, and a Participant’s evergreen election to defer such Annual Bonus shall become irrevocable on the date which is six months prior to the end of the performance period (i.e., the election shall become irrevocable on June 30 of the calendar year performance period in which such June 30 occurs). Any deferral of an Annual Bonus shall be made in accordance with the rules and procedures established by the Committee.
3.3    Withholding of Annual Deferral Amounts. For each Plan Year, the Base Annual Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Base Annual Salary payroll in equal amounts, as adjusted from time to time for increases and decreases in Base Annual Salary. The Annual Bonus portion of the Annual Deferral Amount shall be withheld at the time the Annual Bonus is or otherwise would be paid to the Participant.

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3.4    Annual Company Contribution Amount. For each Plan Year, an Employer, in its sole discretion, may, but is not required to, credit any amount it desires to any Participant’s Company Contribution Account under this Plan, which amount shall be for that Participant the Annual Company Contribution Amount for that Plan Year. The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive an Annual Company Contribution Amount for that Plan Year. The Annual Company Contribution Amount, if any, shall be credited at such time or times as the Employer may determine in its sole discretion.
3.5    Annual Company Matching Amount. For each Plan Year during which the Company maintains the 401(k) Plan, an Employer shall credit a Participant’s Company Matching Account with an amount equal to the following:
(a)    the difference between (i) the matching contribution the Employer contributed on behalf of such Employee Participant under the 401(k) Plan during such Plan Year and (ii) the matching contribution amount that would have been contributed by the Employer under the 401(k) Plan if the Participant had not deferred any amounts under this Plan during such Plan Year, but rather had deferred his or her Annual Deferral Amount for such Plan Year into the 401(k) Plan, to the extent allowable under the limitations applicable to the 401(k) Plan; and
(b)    an additional amount equal to the amount of matching contributions that would have been contributed by the Employer to the 401(k) Plan if the Participant’s Annual Deferral Amount with respect to compensation (within the meaning of the 401(k) Plan) that exceeds the Code Section 401(a)(17) limit for the Plan Year had instead been contributed to the 401(k) Plan.
3.6    Annual Profit Sharing Amount. For each Plan Year during which the Company maintains the 401(k) Plan, the Employer shall credit each eligible Participant’s Company Profit Sharing Account with an amount equal to the difference between (i) the discretionary profit sharing contribution the Participant would have been eligible to receive under the 401(k) Plan for a Plan Year, determined without regard to the limitations of Sections 401(a)(17) or 415 of the Code or deferrals under this Plan, and (ii) the actual profit sharing contribution credited to such Participant’s account under the 401(k) Plan for the Plan Year. The Annual Profit Sharing Amount, if any, shall be credited at such time or times as the Employer may determine in its sole discretion.
3.7    Investment of Trust Assets. The trustee of the Trust shall be authorized, upon written instructions received from the Committee or investment manager appointed by the Committee, to invest and reinvest the assets of the Trust in accordance with the applicable Trust Agreement, including the disposition of stock and reinvestment of the proceeds in one or more investment vehicles designated by the Committee.
3.8    Vesting.
(a)    A Participant shall at all times be 100% vested in his or her Deferral Account.
(b)    A Participant shall at all times be 100% vested in his or her Company Profit Sharing Account.

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(c)    The Committee, in its sole discretion, will determine the vesting schedule, if any, applicable to a Participant’s Company Contribution Account.
(d)    The Committee, in its sole discretion, shall determine the vesting schedule, if any, applicable to a Participant’s Company Matching Account.
(e)    Notwithstanding anything to the contrary contained in this Section 3.8, except as otherwise provided in subsection (f) below, in the event of a Change in Control, a Participant’s Company Contribution Account and Company Matching Account shall immediately become 100% vested (if it is not already vested in accordance with subsections (a) and (b) above).
(f)    Notwithstanding subsection (e), the vesting schedule, if any, for a Participant’s Company Contribution Account and Company Matching Account shall not be accelerated to the extent that the Committee determines that such acceleration would cause the deduction limitations of Section 280G of the Code to become effective. In the event that any portion of a Participant’s Company Contribution Account and/or Company Matching Account is not vested pursuant to such a determination, the Participant may request independent verification of the Committee’s calculations with respect to the application of Section 280G. In such case, the Committee must provide to the Participant within 15 business days of such a request an opinion from a nationally recognized accounting firm selected by the Participant (the “Accounting Firm”). The opinion shall state the Accounting Firm’s opinion that any limitation in the vested percentage hereunder is necessary to avoid the limits of Section 280G and contain supporting calculations. The cost of such opinion shall be paid for by the Company.
3.9    Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant's Account Balance in accordance with the following rules:
(a)    Election of Measurement Funds. A Participant, in connection with his or her initial deferral election in accordance with Section 3.2(a) above, shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.9(c) below) to be used to determine the amounts to be credited or debited to his or her Account Balance. The Participant may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the amounts to be credited or debited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply as of the first business day deemed reasonably practicable by the Committee, in its sole discretion, and continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence.
(b)    Proportionate Allocation. In making any election described in Section 3.9(a) above, the Participant shall specify on the Election Form, in increments of one percentage point (1%), the percentage of his or her Account Balance to be

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allocated to a Measurement Fund (as if the Participant was making an investment in that Measurement Fund with that portion of his or her Account Balance).
(c)    Measurement Funds. The Participant may elect one or more of the Measurement Funds selected by the Committee, in its sole discretion, which are based on certain mutual funds or similar investments, for the purpose of crediting or debiting amounts to his or her Account Balance. As necessary, the Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund at any time. Each such action of the Committee will take effect as of the date determined by the Committee, in its sole discretion.
(d)    Crediting or Debiting Method. The performance of each elected Measurement Fund (either positive or negative) will be determined by the Committee, in its reasonable discretion, based on the performance of the Measurement Funds themselves. A Participant's Account Balance shall be credited or debited on a daily basis to the extent values are available, based on the performance of each Measurement Fund selected by the Participant, such performance being determined by the Committee in its sole discretion.
(e)    No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant's election of any such Measurement Fund, the allocation to his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant's Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Company or the trustee of the Trust, in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant's Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.
3.10    FICA and Other Taxes.
(a)    Annual Deferral Amounts. For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Annual Salary and Bonus that is not being deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such Annual Deferral Amount. If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.10.
(b)    Company Matching and Company Contributions. When a participant becomes vested in a portion of his or her Company Matching Account and/or Company Contribution Account, the Participant’s Employer(s) shall withhold from the Participant’s Base Annual Salary and/or Bonus that is not deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes. If necessary, the Committee may reduce the vested portion of

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the Participant’s Company Matching Account and/or Company Contribution Account in order to comply with this Section 3.10.
(c)    Annual Profit Sharing Amounts. For each Plan Year in which an Annual Profit Sharing Amount is credited to a Participant, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Annual Salary and Bonus that is not being deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such Annual Profit Sharing Amount. If necessary, the Committee may reduce the Annual Profit Sharing Amount in order to comply with this Section 3.10.
(d)    Distributions. The Participant’s Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust.
ARTICLE 4
Short-Term Payout; Unforeseeable Financial Emergencies;
Withdrawal Election
4.1    Short-Term Payout. In connection with each election to defer an Annual Deferral Amount, a Participant may irrevocably elect to receive a future “Short-Term Payout” from the Plan with respect to such Annual Deferral Amount. A Participant’s election to receive a future Short-Term Payout with respect to an Annual Deferral Amount shall apply to all subsequent Plan Years until revoked or altered in accordance with the terms of the Plan (an “evergreen election”); provided, however, that if the Participant’s election would not be permitted by the terms of the Plan (for example, if the Participant elected to receive a portion of the Annual Deferral Amount as a Short-Term Payout but the Plan Year designated by the Participant for this purpose was less than three (3) Plan Years after the Plan Year in which the Annual Deferral Amount would be deferred), then 100% of the Participant’s Annual Deferral Amount shall be allocated to Termination Account No. 1. The Short-Term Payout shall be in an amount that is equal to the Annual Deferral Amount plus amounts credited or debited in the manner provided in Section 3.9 above on that amount, determined at the time that the Short-Term Payout becomes payable (rather than the date of a termination of Employment). Subject to the Deduction Limitation (if applicable) and except as otherwise elected with respect to Annual Deferral Amounts on or after January 1, 2013, the Short-Term Payout shall be made in a lump sum payment. Beginning with the election to defer the Annual Deferral Amount for Plan Year 2013, a Participant may elect to receive a Short-Term Payout in a lump sum or pursuant to an Annual Installment Method of up to five (5) years. In the event that a Participant does not make a valid election of a form of payment for a Short-Term Payout, and unless modified as provided below, such Short-Term Payout shall be paid in a single lump sum. Subject to the Deduction Limitation (if applicable) and the other terms and conditions of this Plan, each Short-Term Payout elected shall be paid out, or with respect to a payment subject to an Annual Installment Method shall begin to be paid out, during a sixty (60) day period commencing immediately after the last day of any Plan Year designated by the Participant that is at least three (3) Plan Years after the Plan Year in which the Annual Deferral Amount is actually deferred.

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The Participant may subsequently modify his or her election of a Short-Term Payout: (a) with respect to the Plan Year designated for payment, or the beginning of payment, or (b) with respect to the form of payment (e.g. lump sum or Annual Installment Method) to an alternative form of payment allowable under the plan, or both. Such modifications shall be requested by submitting a new Election Form to the Committee; provided, however, that any such new Election Form requesting a modification to an existing Short-Term Payout: (1) shall be submitted at least twelve (12) months in advance of the payment date currently in effect for the Short-Term Payout being modified; (ii) may not become effective for at least twelve (12) months following the date the Committee accepts it; and (iii) shall provide for an additional deferral period that is not less than five (5) years from the payment date applicable to the Short-Term Payout immediately prior to the modification. For purposes of elections to modify Short-Term Payouts, the entitlement to a series of installment payments under an Annual Installment Method is treated as the entitlement to a single payment pursuant to Treasury Regulation 1.409A-2(b)(2)(iii).
4.2    Other Benefits Take Precedence Over Short-Term. Should an event occur that triggers a benefit under Article 5, 6 or 7, any Annual Deferral Amount, plus amounts credited or debited thereon, that is subject to a Short-Term Payout election under Section 4.1 shall not be paid in accordance with Section 4.1 but shall be paid in accordance with the other applicable Article; provided, however, that (i) any Short-Term Payout elections relating to periods on or after January 1, 2019 will designate whether the Annual Deferral Amount (plus amounts credited or debited in the manner provided in Section 3.9 above) will be paid in the form of payment designated for Termination Account No. 1 or Termination Account No. 2 should an event occur that triggers a benefit under Article 5 or Article 7, and (ii) any Annual Deferral Amounts (plus amounts credited or debited in the manner provided in Section 3.9 above) relating to periods prior to January 1, 2019 will be paid in the form of payment designated for Termination Account No. 1 should an event occur that triggers a benefit under Article 5 or Article 7.
4.3    Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to (i) suspend any deferrals required to be made by a Participant (to the extent the Committee determines such suspension is permissible under Code Section 409A) and/or (ii) receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant's vested Account Balance, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). If, subject to the sole discretion of the Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within sixty (60) days of the date of approval. The payment of any amount under this Section 4.3 shall not be subject to the Deduction Limitation. The Committee may from time to time adopt additional policies or rules consistent with the requirements of Code Section 409A to govern the manner in which such distributions may be made.
ARTICLE 5
Termination Benefit

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5.1    Termination Benefit. Subject to the Deduction Limitation (if applicable), following a Participant’s Termination of Employment for any reason other than death, the Participant shall be entitled to receive a Termination Benefit equal to the Participant's vested Account Balance.
5.2    Payment of Termination Benefit. A Participant, in connection with his or her commencement of participation in the Plan (or, with respect to Termination Account No. 2 for a Participant who commenced participation in the Plan prior to January 1, 2019, in connection with his or her enrollment in the Plan for the 2019 Plan Year), shall elect on an Election Form to receive the Termination Benefit in a lump sum or pursuant to an Annual Installment Method of up to 15 years, with such election to be reflected in a Termination Account for the benefit of the Participant. The Participant may subsequently change his or her election to an allowable alternative payout period by submitting a new Election Form to the Committee, provided that any such new Election Form (i) shall be made at least 12 months in advance of the originally-scheduled distribution date and may not take effect for at least 12 months after the date the new election is made, (ii) shall not accelerate the time or schedule of any payment, except as permitted under Treasury regulations, and (iii) except with respect to distributions on account of death, Disability or Unforeseeable Financial Emergency, shall provide for an additional deferral period that is not less than 5 years from the date distribution would have otherwise been made. For purposes of applying the rules in the preceding sentence, installment payments shall be treated as a single payment to be made on the date the first installment is to commence. The Election Form which satisfies the foregoing requirements most recently filed with the Committee shall govern the payout of the Termination Benefit. If a Participant does not make any election with respect to the payment of the Termination Benefit, then the Participant shall be deemed to have elected to have such benefit paid in a lump sum. Despite the foregoing, if the Participant's vested Account Balance at the time of his or her Termination of Employment is less than the limit then in effect under Code Section 402(g)(1)(B), payment of the Termination Benefit will be made in a lump sum. The lump sum payment shall be made, or installment payments shall commence, as of the first day of the seventh month following the date of such Termination of Employment. This Section 5.2 shall be construed and interpreted consistent with Code Section 409A, and regulations promulgated and other applicable guidance issued thereunder.
5.3    Death Prior to Completion of Termination Benefit. If a Participant dies after commencing his or her Termination Benefit but before the Termination Benefit is paid in full, the Participant's unpaid payments shall continue and shall be paid to the Participant's Beneficiary over the remaining number of years and in the same amounts as that benefit would have been paid to the Participant had the Participant survived.
ARTICLE 6
Survivor Benefits
6.1    Survivor Benefits. If the Participant dies before he or she commences payment under the Plan, the Participant's Beneficiary shall receive a Survivor Benefit equal to the Participant's vested Account Balance.
6.2    Payment of Survivor Benefit. The Survivor Benefit shall be paid to the Participant’s Beneficiary in a lump sum payment as soon as administratively practicable, but in no event later than the last day of the Plan Year in which the Participant's death occurs or, if later, by the 15th day of the third month following the Participant’s death.

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ARTICLE 7
Disability Benefits
7.1    Disability Benefit. A Participant suffering a Disability shall be entitled to receive a Disability Benefit equal to the Participant’s vested Account Balance. The Disability Benefit shall be paid in the same form as elected by the Participant for his or her Termination Benefit. Such payment shall be made or commence within sixty (60) days following the date of such Disability. Any payment made shall be subject to the Deduction Limitation (if applicable). This Section 7.1 shall be construed and interpreted consistent with Code Section 409A and applicable Treasury guidance.
ARTICLE 8
Beneficiary Designation
8.1    Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.
8.2    Beneficiary Designation; Change. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.
8.3    Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.
8.4    No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 8.1, 8.2 and 8.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.
8.5    Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.
8.6    Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further

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obligations under this Plan with respect to the Participant, and that Participant's Plan Agreement shall terminate upon such full payment of benefits.
ARTICLE 9
Leave of Absence
9.1    Paid Leave of Absence. If a Participant is authorized by the Participant's Employer for any reason to take a paid leave of absence from the employment of the Employer then, subject to the provisions of Section 1.40 (relating to leaves of absence which extend beyond six months), the Participant shall continue to be considered employed by the Employer and the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.2.
9.2    Unpaid Leave of Absence. If a Participant is authorized by the Participant's Employer for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer, subject to the provisions of Section 1.40 (relating to leaves of absence which extend beyond six months), provided that no deferrals shall be made during the period the Participant is on unpaid leave. Upon return from the leave, deferrals shall resume for the remaining portion of the Plan Year in which the return occurs, based on the deferral election, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld.
ARTICLE 10
Termination, Amendment or Modification
10.1    Termination. Each Employer reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time with respect to any or all of its participating Employees and Directors, by action of its board of directors. Upon the termination of the Plan with respect to any Employer, Participant Account Balances shall remain in the Plan until the Participant becomes eligible for the benefits provided in Articles 4, 5, 6, or 7, as applicable, in accordance with the provisions of those Articles. Notwithstanding the foregoing, the Committee, in its discretion, may elect to distribute Participants’ Account Balances following termination of the Plan, in which case the entire vested Account Balances of all Participants shall be distributed during the period beginning 12 months after such termination date and ending 24 months after such termination date, notwithstanding any installment payment elections made by Participants; provided, however, if the Plan is terminated within the 30 days preceding or the 12 months following a Change in Control, then the Employer shall pay all benefits in a lump sum within 12 months of such Change in Control, notwithstanding any installment payment elections made by Participants.
10.2    Amendment. The Company may, at any time, amend or modify the Plan in whole or in part by the action of its board of directors. In addition, the Company’s Retirement Plan Committee may amend or modify the Plan for (i) administrative and legally required changes and (ii) other changes that do not materially increase the benefits or anticipated costs associated with the Plan by more than $500,000 per year. Further, the President and Chief Executive Officer of Perrigo Company plc may amend or modify the Plan to reflect changes that have an annual additional cost to the Company of $1,000,000 or less and that do not materially change the terms and conditions of the Plan. Notwithstanding the foregoing, no amendment or modification shall be effective to decrease the value of a

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Participant's vested Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification. Subject to Section 10.1 (relating to payments made in a lump sum following termination of the Plan), the amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification.
10.3    Plan Agreement. Despite the provisions of Sections 10.1 and 10.2 above, if a Participant's Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the consent of the Participant.
10.4    Effect of Payment. The full payment of the applicable benefit under Articles 4, 5, 6 or 7 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant's Plan Agreement shall terminate.
10.5    Plan Partial Termination – Sergeant's Pet Care Products, Inc.
(a)    The Plan was irrevocably terminated, effective as of and contingent on the closing of the transactions described in the Purchase and Sale Agreement dated as of May 8, 2019 by and among PetIQ, LLC, L. Perrigo Company, Perrigo Company plc, and PetIQ, Inc., solely with respect to Participants in the Plan who are employees of Sergeant’s Pet Care Products, Inc. on the date of the closing of such transactions (“SPC Participants”).
(b)    No amounts shall be credited to the Deferral Accounts, Company Contribution Accounts, Company Matching Accounts, or Company Profit Sharing Accounts of SPC Participants with respect to pay dates on or after the date of the closing of the transactions described in subsection (a) above (the “SPC Termination Date”), provided that an SPC Participant’s Account Balance shall continue to be adjusted in accordance with Section 3.9 (Crediting/Debiting of Account Balances) until such Account Balance has been distributed.
(c)    Effective as of the SPC Termination Date, any unvested Account Balances of SPC Participants which were not previously forfeited became fully vested.
(d)    Each SPC Participant’s remaining Account Balance shall be paid to such participant in a single lump sum payment as soon as practicable after the SPC Termination Date, provided that such payment date shall in all events occur within twelve months of the SPC Termination Date as required by Treasury Regulation Section 1.409A-3(j)(4)(ix)(B).
ARTICLE 11
Administration
11.1    Committee Duties. Except as otherwise provided in this Article 11, this Plan shall be administered by a Committee which shall consist of the Board, or such committee as the Board shall appoint. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret,

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and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.
11.2    Administration Upon Change In Control. For purposes of this Plan, the Company shall be the “Administrator” at all times prior to the occurrence of a Change in Control. Upon and after the occurrence of a Change in Control, the “Administrator” shall be an independent third party selected by the trustee of the Trust and approved by the individual who, immediately prior to such event, was the Company’s Chief Executive Officer or, if not so identified, the Company’s highest ranking officer (the “Ex-CEO”). The Administrator shall have the discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan and Trust including, but not limited to benefit entitlement determinations; provided, however, upon and after the occurrence of a Change in Control, the Administrator shall have no power to direct the investment of Plan or Trust assets or select any investment manager or custodial firm for the Plan or Trust. Upon and after the occurrence of a Change in Control, the Company must: (1) pay all reasonable administrative expenses and fees of the Administrator; (2) indemnify the Administrator against any costs, expenses and liabilities including, without limitation, attorney’s fees and expenses arising in connection with the performance of the Administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrator or its employees or agents; and (3) supply full and timely information to the Administrator or all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, the date of circumstances of the Disability, death or Termination of Employment of the Participants, and such other pertinent information as the Administrator may reasonably require. Upon and after a Change in Control, the Administrator may be terminated (and a replacement appointed) by the trustee of the Trust only with the approval of the Ex-CEO. Upon and after a Change in Control, the Administrator may not be terminated by the Company.
11.3    Agents. In the administration of this Plan, the Committee and the Administrator may, from time to time, employ agents and delegate to them such of their respective administrative duties as they see fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.
11.4    Binding Effect of Decisions. The decision or action of the Committee, the Administrator and/or their respective delegates with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.
11.5    Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee, any Employee to whom the duties of the Committee may be delegated, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, any such Employee or the Administrator.

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11.6    Employer Information. To enable the Committee and/or Administrator to perform their respective functions, the Company and each Employer shall supply full and timely information to the Committee and/or Administrator, as the case may be, on all matters relating to the compensation of its Participants, the date and circumstances of the Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee or Administrator may reasonably require.
ARTICLE 12
Other Benefits and Agreements
12.1    Coordination with Other Benefits. The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant's Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.
ARTICLE 13
Claims Procedures
13.1    Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.
13.2    Notification of Decision. The Committee shall consider a Claimant's claim and shall notify the Claimant in writing. Such notice shall be given to the Claimant within 90 days after the Committee receives the claim, unless special circumstances require an extension of time for processing the claim. In no event shall such an extension exceed a period of 90 days from the end of the initial 90 day period. If such an extension is required, written notice thereof shall be furnished to the Claimant before the end of the initial 90 day period. Such notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render a decision. The notice to the Claimant shall state:
(a)    that the Claimant's requested determination has been made, and that the claim has been allowed in full; or
(a)    that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:
(i)    the specific reason(s) for the denial of the claim, or any part of it;
(ii)    specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

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(iii)    a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and
(iv)    an explanation of the claim review procedure set forth in Section 13.3 below, including the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse determination on review.
13.3    Review of a Denied Claim. Within sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than thirty (30) days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):
(a)    may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant to the claim;
(b)    may submit written comments or other documents; and/or
(c)    may request a hearing, which the Committee, in its sole discretion, may grant.
13.4    Decision on Review. The Committee shall render its decision on review promptly, and not later than sixty (60) days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:
(a)    specific reasons for the decision;
(b)    specific reference(s) to the pertinent Plan provisions upon which the decision was based;
(c)    a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim;
(d)    a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA; and
(e)    such other matters as the Committee deems relevant.
13.5    Legal Action. A Claimant's compliance with the foregoing provisions of this Article 13 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan. If the Claimant has complied with and exhausted the appropriate claims procedures and intends to exercise his or her right to bring civil action under ERISA Section 502(a), the Claimant must bring such action within six months following the Committee’s final determination and must bring such action in Michigan. If the Claimant does not bring such action within such six month

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period, the Claimant shall be barred from bringing an action under ERISA related to his or her claim.
ARTICLE 14
Trust
14.1    Establishment of the Trust. In order to provide assets from which to fulfill the obligations of the Participants and their beneficiaries under the Plan, the Company may establish a Trust by a trust agreement with a third party, the trustee, to which each Employer may, in its discretion, contribute cash or other property, including securities issued by the Company, to provide for the benefit payments under the Plan.
14.2    Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.
14.3    Distributions From the Trust. Each Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under this Plan.
ARTICLE 15
Miscellaneous
15.1    Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employee” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.
15.2    Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer's assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.
15.3    Employer's Liability. An Employer's liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.
15.4    Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. Except as provided in Section 15.15 with respect to domestic relations orders, no part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the

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payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.
15.5    Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement, if any. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, either as an Employee or a director, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.
15.6    Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.
15.7    Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.
15.8    Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.
15.9    Governing Law. Subject to ERISA and the Code, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Michigan without regard to its conflicts of laws principles.
15.10    Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Perrigo Company
515 Eastern Avenue
Allegan, MI 49010 Attn: Treasurer
Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.
Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if it is sent to the Participant (1) electronically, or (2) in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

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15.11    Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant and the Participant's designated Beneficiaries.
15.12    Spouse's Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.
15.13    Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.
15.14    Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.
15.15    Court Order. The Committee is authorized to make any payments under a domestic relations order (within the meaning of Code Section 414(p)(1)(B)) to a spouse or former spouse of a Participant in connection with a property settlement or otherwise. The Committee, in its sole discretion, shall have the right and notwithstanding any election made by a Participant, to immediately distribute the spouse's or former spouse's interest in the Participant’s vested benefits under the Plan to that spouse or former spouse.
15.16    Insurance. The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.
15.17    Legal Fees To Enforce Rights After Change in Control. The Company and each Employer is aware that upon the occurrence of a Change in Control, the Board or the board of directors of a Participant’s Employer (which might then be composed of new members) or a shareholder of the Company or the Participant’s Employer, or of any successor corporation might then cause or attempt to cause the Company, the Participant’s Employer or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or the Participant’s Employer to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company, the Participant’s Employer or any successor corporation has failed to

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comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, such Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company and the Participant’s Employer irrevocably authorize such Participant to retain counsel of his or her choice at the expense of the Company and the Participant’s Employer (who shall be jointly and severally liable) to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, the Participant’s Employer or any director, officer, shareholder or other person affiliated with the Company, the Participant’s Employer or any successor thereto in any jurisdiction. The Company or the Participant’s Employer will pay all expenses described in this Section 15.17 no later than the last day of the Participant’s taxable year immediately following the taxable year in which the expenses are incurred, and the amount of expenses incurred in one taxable year shall not affect the eligible expenses in any other taxable year. Notwithstanding anything in this Section or the Plan to the contrary, the Company and/or the Participant’s Employer shall have no obligation for any unpaid expenses under this Section, and the Participant shall reimburse the Company and/or the Participant’s Employer for expenses already paid, to the extent there is a judicial determination that the litigation or other legal action brought by the Participant is frivolous.

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IN WITNESS WHEREOF, the Company has signed this Plan document as of 12/23, 2020.

Perrigo Company, a Michigan corporation

By: Sonia Hollies
    Sonia Hollies
Title: SVP & Treasurer

By: Sommar Boese
    Sommar Boese
Title: Assistant Treasurer

ACTIVE.125198376.03